                                                                 Exhibit 10.20.4










                            INTERCREDITOR AGREEMENT,


                            Dated December 31, 1993,


                                     Among


                  The Prudential Insurance Company of America,

                       Federated Noteholding Corporation


                                      and


                       Federated Department Stores, Inc.

                 This Intercreditor Agreement (this "Intercreditor Agreement") is entered into on December 31, 1993, by and among The Prudential Insurance Company of America, a New Jersey mutual insurance corporation ("Seller"), Federated Noteholding Corporation, a Delaware corporation ("Buyer"), and Federated Department Stores, Inc., a Delaware corporation ("Parent").

                                   RECITALS:


                 A. Seller holds $832,503,433 aggregate principal amount of promissory notes (the "Notes") as of December 31, 1991 issued pursuant to the Term Loan Agreement, dated as of July 15, 1986, as amended (the "Loan Agreement"), among Seller, R.H. Macy & Co., Inc. (the "Company"), and each of the direct or indirect wholly owned subsidiaries of the Company listed on Annex I to the Loan Agreement.

                 B. On January 27, 1992, the Company and certain of its Affiliates (as hereafter defined) commenced reorganization cases and on January 31, 1992, certain other Affiliates of the Company (collectively, together with the Company and its Affiliates that commenced reorganization cases on January 27, 1992, the "Debtors") commenced reorganization cases (collectively, the "Bankruptcy Case") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are continuing in the possession and operation of their respective businesses and properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                 C. Seller, Buyer and Parent have entered into a Purchase Agreement, dated as of the date hereof (the "Purchase

Agreement"), pursuant to which Buyer purchased from Seller the Initial Percentage of Seller's entire right, title and interest in and to the Claims and Seller granted to Buyer the Option to acquire an Additional Percentage of Claims, on the terms and subject to the conditions set forth in the Purchase Agreement.

                 D. The Purchase Agreement contemplates that Seller, Buyer and Parent execute and deliver this Intercreditor Agreement. Capitalized terms used herein and not otherwise defined will have the meanings given in the Purchase Agreement.

                 NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

         I.      RIGHTS TO DISTRIBUTIONS ON ACCOUNT OF THE CLAIMS


                 0.1. ALLOCATION AND APPLICATION OF DISTRIBUTIONS. (a) Buyer will use its reasonable efforts to cause all Distributions (as hereafter defined) from any source whatsoever to be paid or delivered directly to Seller until all of the Obligations (as defined in the Security Agreement) have been paid in full and the Security Agreement has terminated in accordance with its terms. The term "Distributions" means any payment or other distribution on account of the Claims purchased by Buyer from Seller, including without limitation: (i) payments made on account of the Claims under the terms of or otherwise pursuant to the Notes or the other Loan Documents or on account of the Collateral; (ii) adequate protection payments made pursuant to applicable provisions of the Bankruptcy Code and authorizing orders of the Bankruptcy Court; (iii) distributions required or permitted under, or otherwise contemplated by, a confirmed plan of reorganization for any Debtor; (iv) distributions made by any trustee appointed in any Bankruptcy Case or any succeeding cases under chapter 7 of the Bankruptcy Code; and (v) distributions of any proceeds from the foreclosure, sale, liquidation, collection, exchange or other disposition of some or all of the Collateral.

                 (b) Seller will apply all Distributions consisting of cash or cash equivalents to the Obligations, in the order specified in the Buyer's Note prior to the occurrence of a Default (as defined in the Buyer's Note) and thereafter during the continuance of such Default in such order as Seller may elect. All Distributions that do not consist of cash or cash equivalents will be held by Seller as Security Agreement Collateral (as hereafter defined) under and pursuant to the terms of the Security Agreement, and dealt with as therein provided. The term "Security Agreement Collateral" means the "Collateral", as defined in the Security Agreement. Any Security Agreement Collateral remaining after the Obligations have been paid in full and the Security Agreement has terminated in accordance with its terms will be paid and delivered over to Buyer or to whomsoever may be lawfully entitled to receive same.

                 0.2.  RESERVED.


                 0.3. RETURN OF ANY DISTRIBUTIONS. 0.3.1. If Seller is required to return any Distributions previously applied to reduce the Buyer's Note to any of the Debtors or

Debtors' bankruptcy estates or any creditor of Debtor pursuant to court process, the principal amount of the Buyer's Note will be increased by the amount of such returned Distribution, effective on the date such Distribution is returned. No interest will be due from Buyer to Seller or from Seller to Buyer on account of such returned Distribution for the period prior to the return of such Distribution, the parties agreeing for purposes of this Section
1.3.1 that the interest that would have accrued on the Buyer's Note if the Distribution had not been applied to the Buyer's Note equals the interest or other investment return earned by Seller on the amount of such returned Distribution from the date the amount was applied to the Buyer's Note to the date the amount was returned.

                 0.3.2. If Seller is required to return any Distributions previously applied against any Obligations other than the Buyer's Note to any of the Debtors or Debtors' bankruptcy estates or any creditor of Debtor pursuant to court process, Buyer will immediately repay to Seller the amount of such returned Distribution. If such Distribution is not repaid to Seller within three business days after Seller returns the Distribution, the amount thereof will accrue interest at the Default Rate (as defined in the Buyer's
Note).

         II.  CONSULTATION WITH RESPECT TO THE
              DEBTORS AND THE BANKRUPTCY CASE

         1.
                 1.1. CONSULTATION GENERALLY. 1.1.1. Subject to the remaining provisions of this Article II, Seller and Buyer will consult with each other fully and in good faith in all matters relating to the Debtors or the Bankruptcy Case.

                 1.1.2. PROPOSED ACTIONS. Seller and Buyer will use their respective reasonable efforts to reach agreement on any actions (collectively, the "Proposed Actions") that may have a material effect on the value of the Claims that are proposed to be taken by either party relating to the Debtors or the Bankruptcy Case whether or not in any Court, as hereinafter defined. The term "Court" means the Bankruptcy Court or any appellate court, other court or adjunct thereof that exercises jurisdiction over the Bankruptcy Case or any court, appellate court or adjunct thereof that exercises jurisdiction over any Claims. Proposed Actions will include, without limitation, seeking relief (a) requiring the Debtors to make adequate protection payments or other Distributions to Buyer and Seller during the pendency of any Bankruptcy Case or any succeeding chapter 7 cases, pursuant to applicable provisions of the Bankruptcy Code, (b) lifting or modifying the automatic stay established pursuant to section 362 of the Bankruptcy Code to permit Seller and Buyer to exercise foreclosure rights with respect to the Collateral or other remedies under the Notes, the other Loan Documents or applicable nonbankruptcy law, (c) providing for the appointment of an examiner, trustee or other similar official in any Bankruptcy Case, (d) establishing values for any Collateral (except for actions taken in response to alleged satisfaction by a proposed Plan (as hereinafter defined) of the so-called "cramdown" requirements of section 1129(b) of the Bankruptcy Code in respect of the Claims, which action will not constitute a Proposed Action) or (e) providing for the conversion of any Bankruptcy Case to cases under chapter 7 of the Bankruptcy Code. Seller and Buyer will use their respective reasonable efforts to consult with the other at least five business days prior to taking any Proposed Actions in a Court.

                 1.1.3. Regardless of whether Buyer and Seller reach agreement with respect to any Proposed Action: (a) Buyer may not take any of the Proposed Actions specifically enumerated in Sections 2.1.2(a) through 2.1.2(e) without the prior written consent of Seller or any other Proposed Action without the prior consent of Seller; PROVIDED, HOWEVER, that Buyer may take any such Proposed Action with or without the consent of Seller and Seller will take no action that in any manner conflicts with or may impair or impede such Proposed Action if Seller has delivered a Put Notice (as hereafter defined) and Buyer has paid the Put Note Liquidated Amount (as hereafter defined) in accordance with Section 2.6 or Buyer has delivered an Option Exercise Notice to purchase all of Seller's remaining Claims and Buyer has paid the Option Purchase Price in accordance with the Purchase Agreement; and (b) Seller may take any Proposed Action with or without the consent of Buyer and Buyer will take no action that in any manner conflicts with or may impair or impede such Proposed Action, PROVIDED, HOWEVER, that subject to Section 2.4.3 (i) Seller may not take any action that, in Seller's reasonable judgment, will result in diminution in the value of the Claims or have a direct material adverse effect on the Plan Actions (as hereafter defined); and (ii) Seller may not take any Proposed Action without the prior written consent of Buyer if Seller has delivered a Put Notice and Buyer has paid the Put Note Liquidated Amount in accordance with Section 2.6 or Buyer has delivered an Option Exercise Notice to purchase all of Seller's remaining Claims and Buyer has paid the Option

Purchase Price in accordance with the Purchase Agreement. It is understood and agreed that Buyer, Parent or any Affiliate of Parent may take any action it deems appropriate with respect to proofs of claim or requests for payment of administrative expense that do not assert Claims.

                 1.2.  PLAN ACTIONS.  After prior consultation as required in
Section 2.1, each of Buyer and Seller will have the independent right to pursue any or all of the following actions in any Court (the "Plan Actions"), without the consent of the other:

                          (a) actions to support, limit, condition or terminate the exclusivity periods established in any Bankruptcy Case pursuant to section 1121 of the Bankruptcy Code or any order extending such exclusivity periods;

                          (b) filing any objection, response, statement of position or other paper or pleading, or appearing with respect to, any proposed plan of reorganization for any Debtor filed by any Debtor or any other person or entity (a "Plan"), any disclosure statement relating thereto (a "Disclosure Statement") or the procedures by which acceptances or rejections of any such Plan are to be solicited or tabulated (the "Voting Procedures");

                          (c) filing a Plan or amending or otherwise modifying such Plan;

                          (d) filing or seeking Bankruptcy Court approval of a Disclosure Statement or the Voting Procedures related to such Disclosure Statement;

                          (e) soliciting acceptances or rejections of any Plan;

                          (f) seeking Bankruptcy Court approval of an order confirming a Plan, including without limitation filing any pleading or other paper in support of a Plan;

                          (g) taking any action in connection with the implementation of a Plan confirmed under section 1129 of the Bankruptcy Code; or

                          (h) taking any other similar action that, in Buyer's or Seller's respective reasonable judgment, directly relates to the development, formulation, filing or obtaining Bankruptcy Court approval or confirmation of a Plan or Disclosure Statement, and which, in Buyer's or Seller's respective reasonable judgment, does not result in a diminution in the value of or recovery to be obtained in connection with the Claims.

Notwithstanding the above, if Seller has delivered a Put Notice and Buyer has paid the Put Note Liquidated Amount in accordance with Section 2.6 or Buyer has delivered an Option Exercise Notice to purchase all of Seller's remaining Claims and Buyer has paid the Option Purchase Price in accordance with the Purchase Agreement, Seller may not take any Plan Action without the prior written consent of Buyer.

                 1.3. RIGHT TO RESPOND TO CERTAIN ACTIONS. Notwithstanding anything to the contrary in this Article II, Buyer and Seller each will in all events be permitted to take any action Buyer or Seller independently deems necessary or appropriate to respond to or defend against any attempts by any person or entity to: (a) limit Buyer's or Seller's ability to take any Plan Action or (b) challenge any transaction provided for in any of the Transaction Documents (as defined in the Buyer's Note) to the extent such attempts and the response or defenses thereto relate directly to Buyer's or Seller's Claims, respectively. Seller and Buyer will cooperate in the defense of any other challenge to the validity, amount, nature, priority or enforceability of the Claims, the Loan Documents, any mortgages or other Liens relating to the Collateral or any rights and remedies arising therefrom; PROVIDED, HOWEVER, neither Seller nor Buyer shall have an obligation to cooperate with the other in the defense of any challenge based on the identity of, or any actions taken or omitted after the Initial Petition Date by, the holder of the Claims.

                 1.4.  BUYER-SUPPORTED PLAN EFFORTS.  1.4.1.  Subject to
Section 2.4.3, Seller and Buyer will engage in good faith discussions in an attempt to formulate a mutually acceptable plan. For the first 180 calendar days after the date hereof, provided there is no continuing Default, Seller will not: (i) initiate any discussions with any entity other than any Debtor concerning a Plan or (ii) have any substantive discussions or negotiations involving any Plan, other than as may be proposed by any Debtor, without affording Parent and Buyer a reasonable opportunity to participate therein.

                 1.4.2. Buyer agrees that in any Plan in the Bankruptcy Case that (a) is proposed by Buyer or Parent and (b) provides for Buyer or Parent to acquire all or substantially all of the assets or equity interests in the Debtors, Buyer and Parent will cause Buyer's Note and all other Obligations (as defined in the Security Agreement) to become secured by the entire pool of collateral securing the Claims held by Seller at the Initial Petition Date, less any collateral sold or otherwise disposed of by Debtors (other than in connection with the Plan unless (in the case of a sale in connection with a Plan) the sale is for cash only and all such cash is distributed in respect of the Claims) during the Bankruptcy Case, pursuant to security agreements, pledges, mortgages and related documents in substantially the form of the Loan Documents.

                 1.4.3. Notwithstanding any other provision hereof, if any Plan is not acceptable to Seller, Seller may take any action it determines to be appropriate.

                 1.5. SELLER'S NOTICE OF INTENT. Notwithstanding the foregoing, but subject to Section 2.7, Seller will not be precluded at any time from accepting a Plan that is not a Plan supported by Buyer or Parent and for which a disclosure statement has been approved pursuant to section 1125 of the Bankruptcy Code, provided that it delivers to Buyer written notice of its intention to accept such Plan (the "Notice of Intent") by the later of:
(a) 20 calendar days prior to the deadline for submitting ballots to accept or reject such Plan (the "Voting Deadline") and (b) five business days after receipt by Seller of a Disclosure Statement and ballot provided by such Plan's proponents in connection with the solicitation of acceptances of such Plan.

                 1.6.  SELLER'S PUT.


                          1.6.1.  EXERCISE OF SELLER'S PUT.  (a)  If (i) Seller
has delivered to Buyer a Notice of Intent for a Plan for which a Disclosure Statement has been approved by the Bankruptcy Court, (ii) Buyer has not delivered a notice to Seller within five business days after Buyer's receipt of the Notice of Intent that Buyer also intends to accept such Plan, and (iii) either (a) the date is after December 31, 1994 or (b) a Default has occurred and is continuing, or (c) the Plan with respect to which such Notice of Intent is delivered is a Plan for which a Debtor is a proponent and pursuant to the terms of which no material merger, material investment or other material business combination with a Third Party (as hereafter defined) is provided for, then Seller will have the right, by delivery of written notice (the "Put Notice") within 15 business days after Buyer's receipt of the Notice of Intent, to require Buyer to purchase (the "Seller's Put") at the Put Price (as hereafter defined) the balance of Seller's Claims. In the event of such purchase, except as provided below with respect to a dispute between Seller and Buyer regarding Plan Value (as hereafter defined), Buyer will be required to pay to Seller a price (the "Put Price") in full in cash in immediately available United States funds within 30 calendar days after delivery of the Put Notice (the "Put Settlement Date") that equals the lesser of: (a) the amount that Buyer would be required to pay if it exercised the Option in accordance with the Purchase Agreement on the Put Settlement Date (irrespective of whether the Option has expired or terminated), and (b) the present value, assuming receipt of such consideration on the Put Settlement Date, of the consideration to be received by Seller under such Plan on account of its Claims (the "Plan Value"). If there is an unresolved dispute between Seller and Buyer as of the Put Settlement Date regarding the correct Plan
Value: (x) Buyer will pay to Seller on the Put Settlement Date in cash in immediately available United States funds an amount (the "Put Note Liquidated Amount") equal to the Principal Amount of the Notes subject to the Seller's Put and (y) such dispute will be resolved in accordance with Sections 2.6.2 and
2.6.3. The term "Third Party" means any person or entity that is not, as of the date hereof, a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, 15 U.S.C. Section Section 78a-78jj, as amended (the "Exchange Act")) of any outstanding voting equity securities of the Company.

                 (b) As promptly as practicable upon delivery of the Put Notice, but in any event no later than five business days after delivery of the Put Notice, Buyer will execute and deliver to Seller a promissory note in the form of Exhibit A (the "Put Note"), which will have terms (including without limitation interest rate and mandatory prepayment provisions) substantially similar to the Buyer's Note, except that the principal amount will be an amount equal to the Put Price and the maturity date will be the Put Settlement Date, except that in the event there is an unresolved dispute between Buyer and Seller as of the Put Settlement Date regarding the correct Plan Value an amount equal to the Put Note Liquidated Amount will be due and payable on the Put Settlement Date and the balance will be due on the third business day after the Investment Banker furnishes its determination of Plan Value to the parties in accordance with
Section 2.6.2(c).

                          1.6.2.  DETERMINATION OF PLAN VALUE.  (a)  At the
same time as the delivery of the Notice of Intent, Seller will deliver to Buyer its written determination of the Plan Value (the "Seller's Plan Value") and the bases for its computation of the Seller's Plan Value. If, within 20 calendar days after the delivery of the Put Notice, Parent (on behalf of itself and Buyer) determines in good faith, after due inquiry, that Seller's Plan Value is inaccurate, Parent may give notice to Seller within such 20 calendar day period: (i) setting forth Parent's determination of the correct Plan Value and
(ii) specifying in reasonable detail Parent's bases for its disagreement with Seller's determination of Plan Value. The failure by Parent to provide such notice within such 20 calendar day period will constitute Parent's acceptance of Seller's determination of Plan Value.

                 (b) If Seller and Parent (on behalf of itself and Buyer) are unable to resolve any disagreement between them regarding Plan Value within ten calendar days after delivery of notice of such disagreement (the "Dispute Date"), the dispute will be referred for determination to one of the nationally recognized investment banking firms (the

"Investment Banker") listed on Exhibit B, which firm will be selected as promptly as practicable pursuant to the following procedure. On the Dispute Date, Buyer will deliver to Seller a list (the "Buyer's List") of five investment banking firms selected from Exhibit B accompanied by a certificate to the effect that none of such firms has directly or indirectly received advisory fees in excess of $1,000,000 in the aggregate from Parent or any Affiliate of Parent within the past 12 calendar months prior to the Dispute Date; within five business days of delivery of the Buyer's List Seller will select from the Buyer's List the investment banking firm that will serve as Investment Banker and will provide Buyer with a certificate to the effect that such firm has not directly or indirectly received advisory fees in excess of $1,000,000 in the aggregate from Seller or any Affiliate of Seller within the past 12 calendar months prior to the Dispute Date; and within one business day of Seller's selection of the Investment Banker, the Plan Value dispute will be referred to the Investment Banker. In connection with its determination of the Plan Value, the fees and expenses of the Investment Banker will be shared equally by Seller and Parent.

                 (c) The Investment Banker will make a determination of Plan Value, which determination will be: (i) made in accordance with the criteria specified in this Section 2.6.2(c), (ii) furnished in writing to each of the parties as promptly as practicable after the dispute has been referred to the Investment Banker and (iii) conclusive and binding upon each of the parties. The Plan Value for any new debt or equity securities (respectively, "New Debt" or "New Equity") or other consideration (the "Other Consideration") to be distributed to Seller pursuant to a Plan on account of Seller's Claims will be determined by the Investment Banker in accordance with the following criteria:

                 (i) The Plan Value of any issue of New Debt will be its face amount, minus any original issue discount or plus any premium that, in the opinion of the Investment Banker, is appropriate in light of: the interest rate and other terms of the New Debt; the market, if any, on which the New Debt will trade, assuming an orderly market for the New Debt and full distribution of the New Debt to investors in the New Debt in the ordinary course of their investment activity; the obligor's creditworthiness; the collateral, if any, securing the obligations under the New Debt; and such other factors that, in the opinion of the Investment Banker, are appropriate to the valuation of the New Debt.

                (ii) As to any issue of New Equity or Other Consideration, if there is to be an established market on any exchange registered pursuant to
Section 6(a) of the Exchange Act or the National Association of Securities Dealers Automated Quotation System for such New Equity or Other Consideration, or any other established market for such Other Consideration, the Plan Value of such New Equity or Other Consideration will be at the amount that, in the opinion of the Investment Banker, is the net realizable value of such New Equity or Other Consideration, assuming an orderly market for such New Equity or Other Consideration and full distribution of such New Equity or Other Consideration to investors in such New Equity or Other Consideration in the ordinary course of their investment activity.

               (iii) If there is no established market for any issue of New Equity or Other Consideration, the Plan Value of such New Equity or Other Consideration will be the amount that, in the opinion of the Investment Banker, constitutes the amount that a holder or owner of such New Equity or Other Consideration would receive in an arm's length, bona fide transaction between a fully informed seller and a fully informed buyer, neither of which was under any compulsion to enter into such transaction.

                          1.6.3.  ADJUSTMENTS OF PAYMENTS IN RESPECT OF PUT
PRICE ONCE PLAN VALUE IS DETERMINED. Within five business days after the Put Price is finally determined in accordance with Section 2.6.2 (the "Put Price Settlement Date"), the difference (the "Put Note Settlement Amount") between:
(a) the Put Price and (b) the Put Note Liquidated Amount will be paid as follows. If the Put Note Settlement Amount is positive, Buyer will pay to Seller no later than the Put Price Settlement Date in full in cash in immediately available United States funds the Put Note Settlement Amount, plus accrued interest at the rate and on the terms set forth in the Put Note. If the Put Note Settlement Amount is negative, Seller will pay to Buyer no later than the Put Price Settlement Date in full in cash in immediately available United States funds the Put Note Settlement Amount, plus interest at the rate on the terms set forth in the Put Note.

                 1.7. PLAN VOTING. (a) Except as provided below, Seller and Buyer will each be permitted in their sole discretion to vote their respective Claims to accept or reject any Plan; PROVIDED, HOWEVER, that (i) during the continuance of any Default, Seller will have the sole right to vote Buyer's Claims; and (ii) if the Seller's Put has been exercised and Buyer has paid the Put Note Liquidated Amount in accordance with Section 2.6, or the Option has been exercised to purchase all of Seller's remaining Claims and Buyer has paid the Option Purchase Price in accordance with the Purchase Agreement, Buyer will have the sole right to vote Seller's Claims to accept or reject any Plan in the amount of Seller's Claims purchased by Buyer.

                 (b) Notwithstanding any other provision of this Section 2.7, neither Seller nor Buyer will cast any vote on a Plan on account of the Claims until the third day prior to the last day established by the Bankruptcy Court for submitting ballots to accept or reject such Plan.

         III. CERTAIN COVENANTS

     2.
                 2.1. COMPLIANCE WITH FILING REQUIREMENTS IN FORECLOSURE PROCEEDINGS. If there is any modification of the automatic stay by a Court under section 362 of the Bankruptcy Code or other ruling by a Court that allows Seller and Buyer to exercise foreclosure rights against the Collateral or other similar rights under the Loan Documents or applicable law, unless Seller has delivered a Put Notice and Buyer has paid the Put Note Liquidated Amount in accordance with Section 2.6 or Buyer has delivered an Option Exercise Notice to purchase all of Seller's remaining Claims and Buyer has paid the Option Purchase Price in accordance with the Purchase Agreement, Buyer will not participate in any manner in (i) the process of exercising such foreclosure or other similar rights against any Collateral under the Loan Documents; (ii) the operation or possession of any Collateral; or (iii) the disposition of any Collateral, PROVIDED, HOWEVER, that with respect to any Collateral as to which Buyer can demonstrate to Seller's reasonable satisfaction that it has obtained all applicable governmental consents or clearances such that it cannot be prohibited or restricted from co-ownership of such Collateral, the foregoing restrictions will not be applicable. Seller's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, will be to deal with it in the same manner as Seller deals with similar property for its own account; and PROVIDED FURTHER that any proceeds of the exercise of such foreclosure rights will be applied as specified in the Security Agreement. Seller will not have any duties as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither Seller, nor any of its directors, officers, employees or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Buyer or otherwise. To the extent permitted by applicable law, Buyer waives all claims, damages and demands it may acquire against Seller arising out of the exercise by Seller of any rights with respect to the Collateral.

                 2.2. ADMINISTRATION OF NOTES AND COLLATERAL DISTRIBUTED UNDER A PLAN. In the event that a Plan is confirmed for any Debtor that makes any distribution of notes secured by collateral on account of the Claims, Seller will serve as collateral agent with respect thereto and will otherwise have the sole right to administer all of such notes and collateral and control the enforcement of any rights or remedies available with respect thereto unless Buyer has purchased from Seller in excess of two-thirds of Seller's Claims. Seller will deal with such notes in the same manner as Seller deals with similar property for its own account.

         IV.  MISCELLANEOUS

         3.
                 3.1.  RESERVED.

                 3.2. SUCCESSORS AND ASSIGNS. This Intercreditor Agreement, including without limitation the representations, warranties, covenants and agreements contained herein: (a) will inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and (b) will be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that, Buyer may not assign or delegate any of its rights or obligations hereunder or under any instrument or agreement referred to herein without the prior written consent of Seller (which consent may be given or withheld in the sole discretion of Seller), and PROVIDED FURTHER that Seller may assign all or part of its remaining Claims, the Buyer's Note and any other rights it may have against the Debtors, Buyer or Parent so long as any such assignment will be to an assignee that is a financial or investment institution that has assets of at least $150 million and will be expressly subject to the Option and this Intercreditor Agreement and pursuant to an instrument reasonably satisfactory to Buyer whereby the assignee assumes Seller's Obligations under the Option and this Intercreditor Agreement.

                 3.3. COSTS AND EXPENSES. Each party to this Intercreditor Agreement will bear its respective costs and expenses, including without limitation attorneys' fees and expenses, incurred in connection with: (a) the preparation, execution, delivery, performance and administration of this Intercreditor Agreement and (b) the pursuit of any actions to enforce each party's respective rights and remedies arising out of or related to the Claims, except to the extent that such costs and expenses are reimbursable by some or all of the Debtors pursuant to the Loan Agreement, the Bankruptcy Code, the Rules or otherwise.

                 3.4. AMENDMENTS; WAIVER. (a) No amendment, waiver, termination or modification of, or supplement to, any provision of this Intercreditor Agreement will be effective unless it is in writing and signed by Seller, Buyer and Parent.

                 (b) No failure on the part of any party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise by any party of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                 3.5. NOTICES. (a) Subject to Section 4.5(b), all demands, notices, requests, consents and communications hereunder will be in writing and will be deemed to have been duly given if personally delivered by courier service or messenger, sent by overnight delivery service or facsimile transmission to the following addresses, or such other persons, firms or addresses as may be furnished hereafter by notice in writing, to the following parties:

                 (i)      in the case of Parent or Buyer, to:

                          Federated Department Stores, Inc.
                          7 West Seventh Street
                          Cincinnati, OH  45202
                          Attention:  The Persons listed as
                            Exhibit I to the Purchase Agreement
                          Fax No.:  513-599-7462

                          with a copy to:

                          Jones, Day, Reavis & Pogue
                          599 Lexington Avenue
                          New York, New York  10022
                          Attention:  Robert A. Profusek, Esq.,
                                      Joanne L. Bober, Esq.,
                                      and Robert K. Smits, Esq.
                          Fax No.:  212-755-7306

                (ii)      in the case of Seller, to:

                          The Prudential Insurance Company of America
                          751 Broad Street
                          Newark, New Jersey  07102
                          Attention:  The Persons Listed on Exhibit H
                            to the Purchase Agreement
                          Fax No.:  201-824-4955
                          with a copy to:

                          Wachtell, Lipton, Rosen & Katz
                          51 West 52nd Street
                          New York, New York  10019
                          Attention:  Chaim J. Fortgang, Esq.,
                            Laurence D. Cherkis, Esq., Philip Mindlin,
                            Esq. and Amy R. Wolf, Esq.
                          Fax No.:  212-403-2000


                 (b) All demands, notices, requests, consents and communications will be deemed to have been given if addressed in the manner described above: (i) if sent by hand, at the time of actual delivery thereof;
(ii) if sent by facsimile transmission, upon receipt of confirmation of such facsimile transmission; (iii) if sent by overnight delivery service, one business day after deposit thereof with such delivery service; PROVIDED, HOWEVER, that, notwithstanding the foregoing, all such demands, requests, consents, notices, and communications will be deemed to have been given only if
(i) in the case of Seller, the receipt thereof is acknowledged in writing signed by one of the persons listed on Exhibit H to the Purchase Agreement, at the address of Seller set forth above, or, if after good faith efforts to obtain such acknowledgment Buyer or Parent is unable so to do, by notice given in the manner hereinabove contemplated to Seller's counsel, Wachtell, Lipton, Rosen & Katz, at the address set forth above, provided that receipt thereof is acknowledged in writing signed by Chaim J. Fortgang, Esq., Laurence D. Cherkis, Esq., Philip Mindlin, Esq. or Amy R. Wolf, Esq.; provided, further, however, that if after good faith efforts to obtain such acknowledgment from such counsel, Buyer or Parent is unable so to do, such demands, requests, consents, notices and communications will be deemed to have been given if hand delivered to each of the nine aforesaid persons, without acknowledgment of such receipt, or (ii) in the case of Buyer or Parent, the receipt thereof is acknowledged in writing signed by one of the persons listed on Exhibit I to the Purchase Agreement, at the address of Buyer and Parent set forth above, or, if after good faith efforts to obtain such acknowledgment Seller is unable so to do, by notice given in the manner hereinabove contemplated to Parent's and Buyer's counsel, Jones, Day, Reavis & Pogue, at the address specified provided that receipt thereof is acknowledged in writing by Robert A. Profusek, Esq., Joanne L. Bober, Esq., or Robert K. Smits, Esq.; provided, further, however, that if after good faith efforts to obtain such acknowledgment from such counsel, Seller is unable so to do, such demands, requests, consents, notices and communications will be deemed to have been given if hand delivered to each of the eight aforesaid persons, without acknowledgment of such receipt. Each party may change its address or designate other persons or entities to receive notices by giving written notice thereof to the other parties in the manner provided above.

                 3.6. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other parties hereto would be irreparably damaged if any of the provisions of this Intercreditor Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, in the event of a breach or default of this Intercreditor Agreement, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Intercreditor Agreement and to enforce specifically this Intercreditor Agreement and the terms and conditions hereof in any action instituted in any court of the United States, or any state thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity (subject to the terms of this Intercreditor Agreement).

                 3.7. COUNTERPARTS AND EXECUTION. This Intercreditor Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                 3.8. INTEGRATION. This Intercreditor Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, or representations pertaining to the subject matter hereof, whether oral or written. There are no representations, warranties, or other agreements between the parties in connection with the subject matter hereof except as expressly set forth herein.

                 3.9. SEVERABILITY. If any provision of this Intercreditor Agreement is partially or completely invalid or unenforceable in any jurisdiction, then that provision will be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision will not affect the validity or enforceability or any other provision of this Intercreditor Agreement, all of which will be construed and enforced as if that invalid or unenforceable provision were omitted, nor will the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

                 3.10. CAPTIONS. The Article and Section captions in this Intercreditor Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Intercreditor Agreement. Such captions will not be deemed to be part of this Intercreditor Agreement and in no way define, limit, extend or describe the meaning or intent of any provisions hereof.

                 3.11. GOVERNING LAW. This Intercreditor Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.

                 3.12. DEFINITIONS. Capitalized terms used herein and not otherwise defined will have the meanings given in the Purchase Agreement. Each term defined in this Intercreditor Agreement has the meaning assigned to it herein.

                 3.13.  INTERPRETATION.  Unless the context otherwise requires:
(a) all references to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of or to this Intercreditor Agreement, (b) words in the singular include the plural and vice versa, (c) each accounting term not otherwise defined in this Intercreditor Agreement has the meaning assigned to it in accordance with generally accepted accounting principles, (d) "or" is disjunctive but not necessarily exclusive,
(e) "Affiliate" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (f) all references to "business days" will be to any day other than a weekend day or a day that is a national holiday in the United States or a state holiday in New York State and (g) references to "$" or dollar amounts will be to lawful currency of the United States of America.

                 3.14. GUARANTEE; SECURITY. All obligations of Buyer hereunder and under the other Transaction Documents (as defined in the Buyer's
Note) are absolutely and unconditionally guaranteed by Parent pursuant to the Guarantee and are secured by the Claims, the Distributions, all proceeds thereof and all other assets of Buyer pursuant to the Security Agreement.

                 3.15. BUSINESS DAY. In the event that this agreement requires any payment to be paid on a day other than a Business Day, such payment is to be paid on the next following Business Day, and interest will continue to accrue from the original payment date up to, but not including, the Business Day when payment is actually made, at the rate of interest applicable at the time that such payment was originally due and "Business Day" will refer to any day on which banks are open for business in New York City.

                 3.16. REFERENCE TO AGREEMENTS. Each reference herein to any agreement or instrument will mean such agreement or instrument as from time to time amended, modified or supplemented in accordance with its terms, subject to any limitations on amendment, modification or supplementation set forth in such agreement or instrument or in the Transaction Documents.

                 3.17. NOTICE OF FULL PAYMENT. Seller agrees to notify the Debtor and the Bankruptcy Court when payments and distributions in respect of the Claims are to be made to Buyer (or to its order) rather than to Seller.

                 IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the date first written above.

                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                        By:    /s/ Russell A. Rahbany
                                               ---------------------------------

                                        Name:  Russell A. Rahbany
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------



                                        FEDERATED NOTEHOLDING CORPORATION


                                        By:    /s/ Ronald W. Tysoe
                                               ---------------------------------

                                        Name:  Ronald W. Tysoe
                                               ---------------------------------

                                        Title: President
                                               ---------------------------------


                                        FEDERATED DEPARTMENT STORES,INC.


                                        By:    /s/ Ronald W. Tysoe
                                               ---------------------------------

                                        Name:  Ronald W. Tysoe
                                               ---------------------------------

                                        Title: Vice-Chairman and Chief
                                               Financial Officer
                                               ---------------------------------


10kexhib.10204.doc